EXHIBIT 11.      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                   For the
                                                             Three Months Ended
                                                               March 31, 2002
                                                            ---------------------
                                                            (In Thousands, Except
                                                               Per Share Data)

1. Net income                                                     $61,218
   Preferred stock dividends declared                              (1,500)
                                                                  -------
   Net income available to common shareholders                    $59,718
                                                                  =======


2. Weighted average common shares outstanding                      90,782
3. ESOP shares not committed to be released                        (5,304)
                                                                  -------
4. Total weighted average common shares outstanding                85,478
                                                                  -------

5. Basic earnings per common share                                $  0.70
                                                                  -------

6. Total weighted average common shares outstanding                85,478
7. Dilutive effect of stock options using the treasury
       stock method                                                 1,564
                                                                  -------
8. Total weighted average common and common equivalent
       shares outstanding                                          87,042
                                                                  -------

9. Diluted earnings per common share                              $  0.69
                                                                  -------


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